UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2025

Grindr Inc.
(Exact name of registrant as specified in its charter)

Commission file number 001-39714

Delaware	92-1079067
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

PO Box 69176, 750 N. San Vicente Blvd., Suite RE 1400 West Hollywood, California	90069
(Address of Principal Executive Offices)	(Zip Code)

(310) 776-6680
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GRND	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2025, the Board of Directors (the “Board”) of Grindr Inc. (the “Company”) appointed John F. North to serve as the Company’s Chief Financial Officer (“Chief Financial Officer”), effective October 1, 2025 (the “Start Date”).  As previously disclosed on July 31, 2025, Vanna Krantz will transition out of the role of Chief Financial Officer effective as of the Start Date, but she will continue to be employed as a senior advisor to the Company until March 31, 2026.

Mr. North, 48, previously served as Chief Executive Officer and Director of Lazydays Holdings, Inc. (Nasdaq: GORV), a nationwide retailer of recreational vehicles, from September 2022 to September 2024. From October 2020 to September 2022, Mr. North served as Chief Financial Officer at Copart, Inc. (Nasdaq: CPRT), a leading provider of online auctions and vehicle remarketing services. Prior to that, Mr. North served as the Chief Financial Officer of Avis Budget Group, Inc. (Nasdaq: CAR), a global leader in car and truck rental and on-demand car sharing, from March 2019 to August 2020. Prior to joining Avis Budget Group, Inc., Mr. North served for 17 years in a variety of leadership roles with Lithia and Driveway, Inc. (NYSE: LAD), a global auto retailer, including as Chief Financial Officer from January 2017 to March 2019, and before that, as Chief Accounting Officer from January 2016 to December 2016. Mr. North has served as a member of the Board of Directors of XPEL Inc. (Nasdaq: XPEL), a manufacturer of protective films for automotive and marine applications, since August 2023, including as Chair of the Compensation Committee and member of the Audit Committee. Mr. North earned his B.S. in Finance from Santa Clara University in 1998. He is a Certified Public Accountant and a CFA Charterholder.

On September 30, 2025, Grindr LLC, a wholly owned subsidiary of the Company, entered into a letter agreement (the “Agreement”) with Mr. North with respect to Mr. North’s service as Chief Financial Officer. The Agreement provides for “at will” employment. Pursuant to the terms of the Agreement, Mr. North is entitled to an annual base salary of $175,000 and an annual target bonus equal to 100% of his base salary, which will be prorated for 2025. Mr. North will also receive a relocation payment of $150,000. Pursuant to the terms to the Agreement, if Mr. North’s employment is terminated without Cause (as defined in the Agreement), or if Mr. North terminates his employment for Good Reason (as defined in the Agreement, and in either case, an “Involuntary Termination”) and he executes and does not subsequently revoke a separation agreement and release of claims, he will be eligible to receive (i) a lump-sum cash payment equal to the greater of (a) twelve months of his base salary in effect as of the Involuntary Termination, or (b) the amount of severance payment pursuant to the then-applicable company-wide severance policy as may be adopted by the Company from time to time, subject to standard payroll deductions and withholdings; (ii) a pro-rata portion of his annual bonus for the fiscal year in which the Involuntary Termination occurs; and (iii) payment of up to nine months of COBRA premiums.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the complete text of the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In connection with Mr. North’s appointment as Chief Financial Officer, the Compensation Committee of the Board (the “Compensation Committee”) approved an award under the Company’s 2022 Equity Incentive Plan to Mr. North of restricted stock units (“RSUs”) with respect to 730,000 shares of the Company’s common stock (the “Award”). The Award will vest over a five-year period, with 110,000 shares vesting on the each of the first and second anniversaries of the Start Date, 150,000 shares vesting on the third anniversary of the Start Date, and 180,000 shares vesting on each of the fourth and fifth anniversaries of the Start Date. The Award will accelerate and vest in full upon Mr. North’s termination by the Company without Cause or Mr. North’s resignation for Good Reason, in either case, within 12 months following a change of control.

The Compensation Committee also approved a key performance indicator (“KPI”) arrangement with Mr. North, under which for each fiscal year of the Company during which Mr. North is employed as the Company’s Chief Financial Officer, Mr. North will be eligible to receive fully vested RSUs with a value ranging from $500,000 to $700,000 (such amount within that range as determined by the Board (or a committee thereof) in its or their sole and absolute discretion) if certain KPIs for the applicable fiscal year pursuant to the terms and conditions approved by the Board have been satisfied, as determined by the Board (or its designee), subject to Mr. North’s continuous service to the Company through the grant date of such award. The number of RSUs granted will be determined based on the average per-share volume-weighted average price of a share of our common stock (“Average VWAP”) for the 90 trading days preceding the grant date. Any such KPI RSU award that is granted with respect to the Company’s 2025 fiscal year will be prorated based on the Start Date.

The Compensation Committee also approved a performance RSU arrangement with Mr. North. If the Company’s average market capitalization exceeds $5 billion on or after April 1, 2026 (the “First Market Cap Threshold”), $7.5 billion on or after July 1, 2027 (the “Second Market Cap Threshold”), or $10 billion on or after July 1, 2027 (the “Third Market Cap Threshold” and collectively the “Market Cap Thresholds”), Mr. North will be granted a number of fully vested RSUs equal to $300,000 (for the First Market Cap Threshold, if such threshold is met on or after April 1, 2026 but before July 1, 2026), $600,000 (for the First Market Cap Threshold, if such threshold is met on or after July 1, 2026), $7,500,000 (for the Second Market Cap Threshold, if such threshold is met on or after July 1, 2027), and $11,000,000 (for the Third Market Cap Threshold, if such threshold is met on or after July 1, 2027), divided by the Average VWAP for the 90 trading days preceding the date the applicable Market Cap Threshold was exceeded, rounded down to the nearest RSU, in each case subject to Mr. North’s continued service through the grant date. Mr. North will also be eligible to receive these RSUs in the event of a change in control of the Company. If the aggregate consideration payable for all shares of the Company’s common stock (on a fully diluted basis) in connection with the change in control exceeds one or more Market Cap Thresholds, then immediately before, and contingent upon, the consummation of the change in control, Mr. North will be granted a number of fully vested RSUs for each of the Market Cap Thresholds exceeded that have not otherwise been previously exceeded, in each case, equal to the applicable RSU value for such Market Cap Threshold divided by the amount of the per-share consideration payable in respect of the Company’s common stock in connection with the change in control (and rounded down to the nearest RSU), subject to Mr. North’s continuous service to the Company through immediately prior to the consummation of such change in control. The RSUs corresponding to a Market Cap Threshold will be granted only if the required timeframe for such Market Cap Threshold would have been satisfied had the corresponding performance date for such Market Cap Threshold occurred on the date of the change of control.

Mr. North is also expected to enter into an indemnification agreement in the form previously approved by the Board and filed with the Securities and Exchange Commission as Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-39714) on November 23, 2022. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Mr. North for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by her in any action or proceeding arising out of her service as an officer of the Company.

There are no arrangements or understandings between Mr. North and any other persons pursuant to which he was selected as an officer of the Company. There are also no family relationships between Mr. North and any director or executive officer of the Company and he has no direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On October 1, 2025, the Company issued a press release announcing the appointment of Mr. North as Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information contained in this Item 7.01 and the accompanying Exhibit 99.1 is being furnished under “Item 7.01 Regulation FD Disclosure” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, nor shall it be deemed incorporated by reference in any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Letter Agreement by and between Grindr LLC and John F. North, dated September 30, 2025
99.1	Press release dated October 1, 2025
104	Cover Page Interactive Data File, formatted in inline XBRL (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2025
GRINDR INC.

By:

/s/ George Arison
George Arison
Chief Executive Officer